Item 27. Exhibit (e)

MMLISI Reps MMLISI S122 Springfield, MA 01102	All Others MassMutual Annuity Service Center Hub PO Box 9067 Springfield MA 01102-9067

Application for Variable Annuity – MassMutual Transitions	Contract # ________________________
Please refer to the prospectus for detailed information.	(For Home Office use only.)

1. Owner/Annuitant Information - Enter information exactly as you wish it to appear on your contract. If this contract is jointly owned, the contract and schedule pages will be sent to the Owner’s address.

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #

Address (No., Street)	Birth Date (mm/dd/yyyy)

Address (City, State, Zip)	Gender:	☐ Male	☐ Female

Telephone Number (include area code)	E-Mail Address	Would you like information regarding our e-Documentssm credit program?
		☐ Yes	☐ No

2. Joint Owner Information - Joint ownership only allowed on non-qualified contracts.

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #

Address (No., Street)	Birth Date (mm/dd/yyyy)

Address (City, State, Zip)	Gender:	 Male	 Female

Telephone Number (include area code)	E-Mail Address

3. Annuitant Information - If different from the Owner named in section 1.

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #

Address (No., Street)	Birth Date (mm/dd/yyyy)

Address (City, State, Zip)	Gender:	 Male	 Female

Telephone Number (include area code)	E-Mail Address

4.
Beneficiary Information - The Beneficiary designation in effect on the Issue Date will remain in effect until changed. Unless the Contract Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows: 1). To the Primary Beneficiary(ies) who survive the Contract Owner’s and/or the Annuitant’s death, as applicable; 2). To the Contingent Beneficiary(ies) who survive the Contract Owner’s and/or the Annuitant’s death, as applicable; 3). To the estate of the Contract Owner. In the event no Beneficiary designation is on record at the time of death, the estate of the Contract Owner will be made the beneficiary.

Primary Beneficiary(ies)

Primary Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Owner	% of Proceeds

Contingent Beneficiary(ies)

Contingent Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Owner	% of Proceeds

MassMutual Transitions is issued by Massachusetts Mutual Life Insurance Company 1295 State Street - Springfield, Massachusetts 01111-0001

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5.	New Contract Type - Select one.

Non-Qualified:
☐ Non-Qualified		☐ Custodial IRA		☐ Non-Qualified Deferred Compensation

Qualified:
☐ IRA	☐ Roth IRA	☐ SEP IRA	☐ SIMPLE IRA	☐ Profit Sharing Plan
☐ 401(k)	☐ Keogh (HR10)	☐ Pension Plan	☐ Money Purchase Pension Plan
☐ Target Benefit Plan

6.	Source Of Purchase Payment(s) - Complete form F6628 for company to company transfer/rollover of assets.

☐ Current Income/Personal Saving	☐ Non-Qualified Contract	☐ CD/Mutual Fund
☐ Non-Qualified Deferred Compensation	☐ Custodial IRA	☐ Trust Funds

☐ IRA	☐ Roth IRA (__________ mm/dd/yyyy)*
☐ SEP IRA	☐ SIMPLE IRA
☐ Profit Sharing Plan	☐ 401(k)	☐ Governmental 457 Deferred Comp
☐ Keogh (HR10)	☐ Pension Plan	☐ Money Purchase Pension Plan
☐ TSA	☐ Target Benefit Plan	☐ TX ORP
*For Roth IRA’s, please indicate the date that the Roth was established.

7.	Initial Purchase Payment(s) - All transfer amounts should be included. Complete F6628 for each separate transfer.

Amount $ __________________________________________ (Please estimate for transfers)
Tax Year (For IRA contributions only) ____________ (If no tax year is entered, the current calendar year will be used.)

8.	Annuity Start Date/Maturity Date

Note: Please choose an Annuity Start Date between the 1st and 28th of the month. If an annuity date is not specified, the Annuity Date will be the earlier of the Annuitant’s 100th birthday or the maximum date permitted under state law.

(mm/DD/yyyy)

9.	Annuity Activity

•	Have you purchased another annuity from Massachusetts Mutual Life Insurance Company or its affiliates or
	subsidiaries in the past 12 months?	☐ Yes	☐ No

•	Will the annuity applied for replace or change any existing individual or group life insurance or annuity?
	☐ Yes*	☐ No

*If answering “yes”, please complete applicable replacement forms.

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10.
Plan Election – (If you choose Transitions Package I, II, or III, you may change between these three packages as of the second contract anniversary and each contract anniversary thereafter. If you choose Transitions Package I, II, or III, you may not change to the Transitions Custom Plan. If you choose the Transitions Custom Plan, you may not change to Transitions Package I, II, or III.)

Transitions Custom Plan (Select your personal contract options in A-H below. If no selection is made, the default option will be chosen for you.)			 Transitions Package I	 Transitions Package II	 Transitions Package III

A.	Contingent Deferred Sales Charge (CDSC)*		See Prospectus For
		7 Year is the default option if no selection is made	Transitions Packages I, II, and III Features
		5 Year
		9 Year

B.	Death Benefit
		Basic is the default option if no selection is made
		Contract Value**
		3 Year Reset**
		5% Roll-up**
		Annual Ratchet
		Combination: Annual Ratchet + Roll-up**

C.	Earnings Enhancement Benefit
		No is the default option if no selection is made
		Yes

D.	Free Partial Withdrawal*
		10% of Purchase Payments (Contract year one); 10% of Contract Value for ensuing years is the default option if no selection is made
		10% of Purchase Payments (Contract Year 1); 20% of Contract Value thereafter
		15% of Purchase Payments (Contract Year 1); 15% of Contract Value, cumulative to 30% in ensuing years

E.	Guaranteed Minimum Income Benefit (GMIB)
		None is the default option if no selection is made
		Return of Purchase Payments**
		3% GMIB**
		5% GMIB**

F.	Guaranteed Minimum Accumulation Benefit (GMAB)
		None is the default option if no selection is made
		Return of Purchase Payments
		Two Times Return of Purchase Payments**

G.	Nursing Home Benefit*
		No is the default option if no selection is made
		Yes

H.	Equalizer *
		No is the default option if no selection is made
		Yes** •

•	Contract options marked with an asterisk (*) will not be available after contract issue. Other restrictions may also apply. Please refer to the prospectus for additional option details.
•	Contract options marked with a double asterisk (**) are not available if elected on or after age 80.

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11.	Investment Allocation

Purchase payment(s) will be allocated to the investment choice(s) as indicated below. Use whole percentages only.

% American Century VP Income & Growth (521)		% MML Small Cap Growth Equity (544
% American Century VP Value (522		% MML Small Cap Value Equity (545)
% Calvert Social Balanced (523)		% MML Small Company Opportunities (546)
% Deutsche VIT EAFE® Equity Index (524)		% Oppenheimer Aggressive Growth (547)
% Deutsche VIT Small Cap Index (525)		% Oppenheimer Capital Appreciation (548)
% Fidelity® VIP Growth (526)		% Oppenheimer Global Securities (549)
% Fidelity® VIP II Contrafund® (527)		% Oppenheimer High Income (550)
% INVESCO VIF Financial Services (528)		% Oppenheimer International Growth (551)
% INVESCO VIF Health Sciences (529)		% Oppenheimer Main Street® Growth & Income (552)
% INVESCO VIF Technology (530)		% Oppenheimer Money (553)
% Janus Aspen Balanced (531)		% Oppenheimer Multiple Strategies (554)
% Janus Aspen Capital Appreciation (532)		% Oppenheimer Strategic Bond (555)
% Janus Aspen Worldwide Growth (533)		% T. Rowe Price Blue Chip Growth (556)
% MFS® Investors Trust (534)		% T. Rowe Price Equity Income (557)
% MFS® New Discovery (535)		% T. Rowe Price Mid-Cap Growth (558)
% MML Blend (536)		% Templeton International Securities (559)
% MML Emerging Growth (537)		% The Fixed Account (501)
% MML Enhanced Index Core Equity (538)		% 3 Year Long Term Guarantee Fixed Account (505)
% MML Equity (539)		% 5 Year Long Term Guarantee Fixed Account (506)
% MML Equity Index (540)		% 7 Year Long Term Guarantee Fixed Account (507)
% MML Growth Equity (541)		% 10 Year Long Term Guarantee Fixed Account (508)
% MML Large Cap Value (542)
% MML Managed Bond (543)	100%	Total of both columns must equal 100%

These investment choices are available under the Transitions Custom Plan and the Transitions Package Plans.
Certain investment choices may not be available in all states.

Optional Program Elections
**Elect only one of the following optional programs**

12. DCA Fixed Account – Also complete section 16.

The DCA Fixed Account Program transfers assets systematically, on a monthly basis, from the DCA Fixed Account selected below to the fund(s) selected in section 16.

•	Minimum $5,000 purchase payment;
•	No transfers are allowed from another account or sub-account(s) to the DCA Fixed Account;
•	Only one DCA Fixed Account may be active at any one time;
•	The first transfer will occur five business days following receipt of this form and payment to a DCA Fixed Account.

Please allocate	%* of my initial purchase payment to the following DCA Fixed Account (Select only one):

☐ 6 Month DCA Fixed Account (502)	☐ 12 Month DCA Fixed Account (503)	☐ 18 Month DCA Fixed Account (504)

*If less than 100%, the remaining percentage will be allocated to the funds selected in section 11.

13. Interest Sweep Option – Also complete section 16.

The Interest Sweep Option will automatically transfer earnings from your Contract Value in The Fixed Account to the fund(s) selected in section 16.

•	Minimum value of $5,000 in the fixed account;
•	Interest Sweep will begin one frequency mode from the contract issue date.

Please indicate your Interest Sweep Frequency Mode:	☐ Monthly	☐ Quarterly	☐ Semi-Annually	☐ Annually

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14.	[ ]	Dollar Cost Averaging Program (For Separate Account Assets only) - Also complete section 16.

The Dollar Cost Averaging Program systematically transfers a set amount or percentage from the selected fund (below) to the fund(s) selected in section 16.
•	Minimum contract value of $5,000;
•	Minimum $250 transfer per frequency;
•	Minimum 6 month participation.

DCA Transfer: Make periodic transfers of $ _____ or _____ % of the contract value from to the destination fund(s) specified in section 16 below.	(fund)

Please select a day between the 1st and the 28th .

Begin DCA on	______________.
(mm/dd/yyyy)

End on	or after	______________.
	(mm/dd/yyyy)	(# of transfers)

DCA Frequency	☐ Monthly	☐ Quarterly	☐ Semi-Annually	☐ Annually

If you select a start date that is less than 5 business days from the date this form is received at the Annuity Service Center, we may defer the first transfer for one month. If you do not select a start date, we will start the Separate Account DCA Program within 5 business days from the date this completed form and payment are received at the Annuity Service Center. If no end date is selected, the program will terminate once funds are insufficient to support the transfer.

15.	[ ]	Automatic Rebalancing Program

The Automatic Rebalancing Program allows you to automatically rebalance your contract value to the funds selected in section 16.
•	Unscheduled transfer will automatically terminate the Automatic Rebalancing Program;
•	Rebalancing will occur on the first business day of the month;
•	Contract value allocated to a fixed account is not eligible to participate in the Rebalancing Program;
•	Request to participate in Rebalancing will begin one frequency mode after DCA Fixed Account, Interest Sweep Option, or Separate Account DCA program has completed.

Please indicate your Rebalancing Frequency:	☐ Monthly	☐ Quarterly	☐ Semi-Annually	☐ Annually

16.	[ ]	Allocation choices for DCA Fixed Account, Interest Sweep Option, DCA Program or Rebalancing Program.

The DCA Fixed Account, Interest Sweep Option, DCA Program or Rebalancing Program transfers will be allocated to the investment choice(s) as indicated below. Use whole percentages only.

% American Century VP Income & Growth (521)		% MML Growth Equity (541)
% American Century VP Value (522)		% MML Large Cap Value (542)
% Calvert Social Balanced (523)		% MML Managed Bond (543)
% Deutsche VIT EAFE® Equity Index (524)		% MML Small Cap Growth Equity (544)
% Deutsche VIT Small Cap Index (525)		% MML Small Cap Value Equity (545)
% Fidelity® VIP Growth (526)		% MML Small Company Opportunities (546)
% Fidelity® VIP II Contrafund® (527)		% Oppenheimer Aggressive Growth (547)
% INVESCO VIF Financial Services (528)		% Oppenheimer Capital Appreciation (548)
% INVESCO VIF Health Sciences (529)		% Oppenheimer Global Securities (549)
% INVESCO VIF Technology (530)		% Oppenheimer High Income (550)
% Janus Aspen Balanced (531)		% Oppenheimer International Growth (551)
% Janus Aspen Capital Appreciation (532)		% Oppenheimer Main Street® Growth & Income (552)
% Janus Aspen Worldwide Growth (533)		% Oppenheimer Money (553)
% MFS® Investors Trust (534)		% Oppenheimer Multiple Strategies (554)
% MFS® New Discovery (535)		% Oppenheimer Strategic Bond (555)
% MML Blend (536)		% T. Rowe Price Blue Chip Growth (556)
% MML Emerging Growth (537)		% T. Rowe Price Equity Income (557)
% MML Enhanced Index Core Equity (538)		% T. Rowe Price Mid-Cap Growth (558)
% MML Equity (539)		% Templeton International Securities (559)
% MML Equity Index (540)
	100%	Total of both columns must equal 100%

Certain investment choices may not be available in all states.

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17. Miscellaneous Instructions / Comments

18. Owner(s) Signature

I hereby represent that the above information is correct and true to the best of my knowledge and belief.

Special State Specific Fraud Notices:

•
CO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

•
DC: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and / or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

•
FL: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

•
MA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

•
ME: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefit(s).

•
MD, OR, TX & WA: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

•	NJ: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

•
NM: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

•
OK: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

•
PA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

•
All other states: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

All payments and values provided by the contract being applied for, when based on investment experience of a variable account, are variable and are not guaranteed as to dollar amount.

I acknowledge receipt of a current prospectus for the Contract. I have read the prospectus and fully understand the provisions of any Optional Program that I have selected and understand that this authorization for participation in the Optional Programs will continue until my written, signed revocation is received by the Annuity Service Center.

Signed at: City	State	Date (mm/dd/yyyy)

Owner Signature

Joint Owner Signature	Annuitant Signature (if different from Owner)

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19. NASD Registered Representative/Agent/Broker Information

•	Will the annuity applied for replace or change any existing individual or group life insurance or annuity? If yes, I have complied with all state replacement requirements.	☐Yes ☐No
•	Is this replacement meant to be a tax-free exchange under Section 1035?	☐Yes ☐No

I certify that I am NASD registered and state licensed for variable annuity contracts where this application is written and delivered.

Firm Name

Firm Address
(MMLISI Reps should use agency number.)

Please select one of the following commission options:

☐ Option A – default option if no selection is made	☐ Option B	☐ Option C

1. Signature of NASD Registered Representative		Print Name

Social Security #	MM ID Code	License #	% of Commission

Telephone # (including area code)		E-mail Address

2. Signature of Second NASD Registered Representative		Print Name

Social Security #	MM ID Code	License #	% of Commission

Telephone # (including area code)		E-mail Address

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